Exhibit 10.22

NOTE EXTENSION AGREEMENT

This Extension Agreement (the “Agreement”) is entered into as of September 17, 2024 by and between the Mary S. Dent Gifting Trust (the “Holder”) and HealthLynked Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, on March 27, 2024, the Company issued to Holder the following unsecured promissory notes:

●	An unsecured promissory note with a face value of $150,000 and a Maturity Date (as defined in the note) of August 24, 2024 (the “$150k Note”); and

●	An unsecured promissory note with a face value of $166,500 and a Maturity Date (as defined in the note) of August 28, 2024 (the “$166.5k Note” and, together with the $150k Note, the “Notes”).

WHEREAS, the Company and Holder wish to amend certain terms and conditions of the Notes as described below.

AGREEMENT

NOW THEREFORE, the Holder and the Company hereby agree as follows:

1.	The Maturity Date (as defined the Notes) of each of the Notes is hereby changed to February 28, 2025; and

2.	Interest on any unpaid Original Principal Amount (as defined in the Notes) shall accrue at an annual rate equal to twelve percent (12%) through the date of this Agreement, at a rate of fifteen percent (15%) from the date of this Agreement and through February 28, 2025, and at a rate of eighteen percent (18%) for any portion of the Original Principal Amount unpaid after February 28, 2025; and

3.	As consideration for this Agreement, the Company agrees to issue to Holder a ten-year warrant to purchase 356,063 shares of the Company’s common stock at an exercise price of $0.0465 per share; and

4.	All other terms and conditions of Notes shall remain unchanged; and

5.	The Holder hereby waives any default under the Notes now occurring or that has occurred, and the Company and Holder acknowledge that the Notes are not in default as of or through the date hereof.

IN WITNESS HEREOF, the undersigned have executed this agreement as of the date first set forth above.

COMPANY:		HOLDER:

HEALTHLYNKED CORP.		THE MARY DENT GIFTING TRUST

By:	/s/ David Rosal	By:	/s/ Michael Dent
Name:	David Rosal	Name:	Michael Dent
Title:	Chief Financial Officer	Title:	Trustee